EXHIBIT 10

                    ADDENDUM TO PROJECT COOPERATION AGREEMENT

Party A:  Win Win Consulting (Shanghai) Co. Ltd.
          --------------------------------------

Party B:  Shanghai VSAT Network Systems Co. Ltd.
          --------------------------------------

      I. This is an Addendum dated May 8, 2004 to the Project Cooperation Agreement ("Addendum") dated April 30, 2004 with respect to the joint development and expansion of major markets for lottery sales and distribution in the People's Republic of China ("PRC") with new wireless technology.

      II. This Addendum hereby specifically addresses and focuses on wireless platform for the delivery of lottery sales and entertainment content, as well as other commercial applications where streaming video capabilities would be a technological and economic advantage.

      III. Party B represents that it has access to certain wireless carriers in the PRC that have agreed to carry its welfare lottery related content on an exclusive basis for the wireless/mobile environment in the PRC. Party B also represents that same carriers have agreed to also carry other entertainment and commercial content, on a non-exclusive but preferential basis in exchange for payment at favorable rates.

      IV. Party A represents that it has access to and can license or sublicense to the cooperation or joint venture company if so established certain advanced video streaming technologies ("Technology") that would be useful and preferable for carrying high quality video content to a mobile/wireless environment efficiently and inexpensively.

      V. The Parties desire to also cooperate on exploiting the PRC market for such Technology have also agreed to share the revenue from such operation on the same basis as indicated in the Project Cooperation Agreement for VLT's, to wit: 70% for Party A and 30% Party B, but in no event shall Party B's interest be diluted beyond 15% should a joint venture company be established to formalize this cooperation between the parties.

With the intent to be legally bound, the parties hereby execute this Agreement as of the date first set forth above.


Win Win Consulting (Shanghai) Co. Ltd.

/s/
--------------------------------------------
Authorized representative:


Shanghai VSAT Network Systems Co. Ltd.

/s/
--------------------------------------------
Authorized representative:

                          PROJECT COOPERATION AGREEMENT

Party A:  Win Win Consulting (Shanghai) Co. Ltd.
          --------------------------------------

Party B:  Shanghai VSAT Network Systems Co. Ltd.
          --------------------------------------


I. This is a Project Cooperation Agreement ("Agreement") with respect to the joint development and expansion of major markets for lottery sales and distribution in the People's Republic of China ("PRC"). In consideration f the mutual benefits to be derived from this cooperation, the Parties hereby agree as follows:

      A. Party A shall provide its proprietary lottery ticket sales system technology (equipment and software for selected games), along with its proprietary back-up system for management and accounting ("Win Win System") to China Welfare Lottery for review, inspection and approval. Video Lottery Terminal ("VLT") equipment and software will be licensed to China Welfare Lottery ("CWL") pursuant to a separate agreement between Party A and CWL on separate financial terms.

      B. If Party A's Win Win System is accepted or adopted by CWL, Party B agrees to operate as Part A's technical support team in the PRC to provide operation maintenance service to Party A's Win Win System, as well as to assist in the development of new technologies in accordance to the special needs of the PRC market. If cooperation between the parties is smooth and effective, the two Parties shall consider transfer of such operation exclusively to a joint venture company to be established an invented by the two Parties.

      C. Party B shall utilize its influence on China Welfare System and its technology platform to promote the application of Party A's Win Win System within the PRC. Party A shall be responsible for all the promotion expenses, including equipment installation and maintenance expenses related to the implementation of Party A's Win Win System. Party B shall be responsible for overseeing and ensuring the installation and maintenance of equipment comprised of the Win Win System.

      D. The two Parties may execute such addenda to this Agreement as needed which shall set forth in greater detail the specifics of the cooperation between the Parties. (VLT, wireless sales, etc.)

      E. In consideration of Party A's major investment in the project development expenses, Party B agrees that the revenue from this cooperation shall be shared on the basis of a 70/30 split with 70% for Party A and 30% for Party B. Profit for the future joint venture company (if the Parties elect to so establish such an entity) shall be split in accordance with the Parties share of investment. Party B's 30% profit from the cooperation shall be transferable into the future joint venture company as its initial capital contribution, equivalent to 30% equity in the joint venture company, with Party A owning 70% of the equity. If additional capital investment is needed from Party A after establishment of the joint venture company, then Party B's equity will be diluted, but in no event shall its equity be lower than 15%.

II.   General Provisions

      A. This Agreement is executed by authorized representatives from both parties on 30th (date), April (month), 2004 in the Shanghai District, China.

      B. This Agreement shall be governed by the laws of the People's Republic of China. Any dispute arising out of this Agreement shall be settled in accordance with the rules of the China International Economic & Trading Arbitration Association in Shanghai, PRC. The parties hereto execute this agreement with the intent to be legally bound. Both the English version and the Chinese version of this Agreement shall be given equal weight in interpreting the intent of the parties.

      C. This Agreement, and the rights and obligations stemming from such an agreement, shall be assignable and transferable by Party A to another entity under the direction and control of Party A. This Agreement shall have a duration of ten (10) years, ending on the tenth anniversary of the effective date of this Agreement. Unless written notice is received by the renewing party clearly stating that the non-renewing party has no intention to renew this Agreement at least 180 days prior to the tenth anniversary of the effective date of this Agreement, this Agreement shall automatically renew on substantially the same terms and conditions for an additional ten-year term.

      D. This Agreement shall remain in full force and effect during its entire duration and any renewals thereof unless it is cancelled or terminated by either party with cause, or unless its continuation is in violation of Chinese Law and Regulations.

With the intent to be legally bound, the parties hereby execute this Agreement as of the date first set forth above.


Win Win Consulting (Shanghai) Co. Ltd.

/s/
--------------------------------------
Authorized representative:


Shanghai VSAT Network Systems Co. Ltd.

/s/
--------------------------------------
Authorized representative: